Exhibit 99.3

Third Quarter 2010 Earnings Conference Call October 29, 2010

Safe Harbor Statement The information contained herein is as of the date of this presentation. Many factors may impact forward-looking statements including, but not limited to, the following: economic conditions resulting in changes in demand, customer conservation and increased thefts of electricity and gas; changes in the economic and financial viability of our customers, suppliers, and trading counterparties, and the continued ability of such parties to perform their obligations to the Company; economic climate and population growth or decline in the geographic areas where we do business; high levels of uncollectible accounts receivable; access to capital markets and capital market conditions and the results of other financing efforts which can be affected by credit agency ratings; instability in capital markets which could impact availability of short and long-term financing; the timing and extent of changes in interest rates; the level of borrowings; the potential for losses on investments, including nuclear decommissioning and benefit plan assets and the related increases in future expense and contributions; the potential for increased costs or delays in completion of significant construction projects; the effects of weather and other natural phenomena on operations and sales to customers, and purchases from suppliers; environmental issues, laws, regulations, and the increasing costs of remediation and compliance, including actual and potential new federal and state requirements that include or could include carbon and more stringent mercury emission controls, a renewable portfolio standard, energy efficiency mandates, a carbon tax or cap and trade structure and ash landfill regulations; nuclear regulations and operations associated with nuclear facilities; impact of electric and gas utility restructuring in Michigan, including legislative amendments and Customer Choice programs; employee relations and the impact of collective bargaining agreements; unplanned outages; changes in the cost and availability of coal and other raw materials, purchased power and natural gas; volatility in the short-term natural gas storage markets impacting third-party storage revenues; cost reduction efforts and the maximization of plant and distribution system performance; the effects of competition; the uncertainties of successful exploration of gas shale resources and challenges in estimating gas reserves with certainty; impact of regulation by the FERC, MPSC, NRC and other applicable governmental proceedings and regulations, including any associated impact on rate structures; changes in and application of federal, state and local tax laws and their interpretations, including the Internal Revenue Code, regulations, rulings, court proceedings and audits; the amount and timing of cost recovery allowed as a result of regulatory proceedings, related appeals or new legislation; the cost of protecting assets against, or damage due to, terrorism or cyber attacks; the availability, cost, coverage and terms of insurance and stability of insurance providers; changes in and application of accounting standards and financial reporting regulations; changes in federal or state laws and their interpretation with respect to regulation, energy policy and other business issues; and binding arbitration, litigation and related appeals. New factors emerge from time to time. We cannot predict what factors may arise or how such factors may cause our results to differ materially from those contained in any forward-looking statement. Any forward-looking statements refer only as of the date on which such statements are made. We undertake no obligation to update any forward- looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. This presentation should also be read in conjunction with the "Forward-Looking Statements" section in each of DTE Energy's and Detroit Edison's 2009 Forms 10-K and 2010 Forms 10-Q (which sections are incorporated herein by reference), and in conjunction with other SEC reports filed by DTE Energy and Detroit Edison.Cautionary Note - The Securities and Exchange Commission permits oil and gas companies, in their filings with the SEC, to disclose only proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. We use certain terms in this presentation such as "probable reserves" that the SEC's guidelines strictly prohibit us from including in filings with the SEC. You are urged to consider closely the disclosure in DTE Energy's 2009 Form 10-K and 2010 Forms 10-Q, File No. 1-11607, available from our offices or from our website at www.dteenergy.com. You can also obtain these Forms from the SEC by calling 1-800-SEC-0330. 2

3 Participants Dave Meador, Executive Vice President and CFOPeter Oleksiak, Vice President, Controller & Investor RelationsNick Khouri, Vice President and TreasurerMark Rolling, Director of Investor Relations

4 OverviewThird Quarter 2010 Earnings ResultsCash Flow and Capital ExpendituresSummary

Investment Thesis

DTE Energy

DTE Energy has a plan it believes will provide 5%-6% long-term operating EPS growth, an attractive dividend yield and a strong balance sheet

- **Utility growth plan driven by mandated investments**
- **Constructive regulatory structure and continued cost savings enable utilities to earn their authorized returns**
- **Plans in place to achieve operational excellence and customer satisfaction that are distinctive in our industry, with a focus on customer affordability**
- **Meaningful, low-risk growth opportunities in non-utility businesses continue to provide diversity in earnings and geography**





5%-6% Average Annual EPS Growth

+

Attractive Dividend





5

DTE Energy

Third Quarter 2010 Overview

DTE Energy Q3 2010 operating earnings per share* of $0.96 vs. $0.91 in Q3 2009

- Solid results at our utilities and strong performance at Power & Industrial partially offset by a loss at Energy Trading

Revised 2010 operating EPS guidance of $3.50 - $3.70 provides 9% growth at midpoint

- Very strong performance at Power & Industrial and solid utility results offsetting lower contribution from Energy Trading

Balance sheet remains strong

- Generated $1.5 billion in cash from operations YTD 2010
- Raising cash flow guidance

6

* Reconciliation to GAAP reported earnings included in the appendix

2010 Operating Earnings* Guidance

DTE Energy

(millions)	Original Guidance	Prior Guidance		Revised Guidance	
Detroit Edison	$405 - 435	$410 - 435	↑	$420 - 435	↑
MichCon	95 - 105	95 - 105		105 - 110	↑
Gas Storage & Pipelines	50 - 55	50 - 55		50	↓
Unconventional Gas Production	(7)	(7)		(10)	↓
Power & Industrial Projects	60 - 75	65 - 75	↑	85 - 90	↑
Energy Trading	45 - 55	45 - 60	↑	5 - 20	↓
Corporate & Other	(85)	(80)		(68)	↑
DTE Energy	**$563 - $633**	**$578 - $643**		**$587 - $627**	
Operating EPS	**$3.35 - $3.75**	**$3.45 - $3.80**		**$3.50 - $3.70**	
Avg. Shares Outstanding	169	169		169	

Drivers

Raising utility guidance on strong performance

- Increasing lower end of Detroit Edison guidance range
- Raising and narrowing MichCon guidance range

Primarily higher Steel Industry Fuels tax credit at Power & Industrial Projects

Unfavorable performance at Energy Trading

Tax benefits at Corporate & Other

7

* Reconciliation to GAAP reported earnings included in the appendix

8 OverviewThird Quarter 2010 Earnings ResultsCash Flow and Capital ExpenditureSummary

Third Quarter 2010 Operating Earnings Per Share* Detroit Edison$0.97 Unconventional Gas Production($0.02) Non-Utility$0.13 Gas Storage & Pipelines$0.07 Corporate & Other($0.10) MichCon**($0.04) $0.96 Power & Industrial Projects $0.15 * Reconciliation to GAAP reported earnings included in the appendix** Includes Citizens Gas Utility EnergyTrading($0.07) 9

Third Quarter 2010 Operating Earnings Variance

DTE Energy

Operating Earnings*

(millions)

	3Q 2010	3Q 2009	Change
Detroit Edison	$ 165	$ 149	$ 16
MichCon	(6)	(23)	17
Gas Storage & Pipelines	12	13	(1)
Unconventional Gas Production	(4)	(2)	(2)
Power & Industrial Projects	26	9	17
Energy Trading	(12)	6	(18)
Corporate & Other	(18)	(2)	(16)
DTE Energy	**$ 163**	**$ 150**	**$ 13**
Operating EPS	**$ 0.96**	**$ 0.91**	**$ 0.05**
Avg. Shares Outstanding	170	165	

* Reconciliation to GAAP reported earnings included in the appendix

Drivers

Detroit Edison
Weather-normal sales in 2010 due to decoupling partially offset by 2009 property tax settlement

MichCon
June 2010 rate order

Non-Utility
Power & Industrial primarily driven by higher coke sales and Steel Industry Fuels tax credit

Energy Trading driven by lower economic performance

Corporate & Other driven by one-time tax benefits in 2009

10

(CHART) 11 Detroit Edison Variance Analysis * Reconciliation to GAAP reported earnings included in the appendix Q3 2009 Operating Earnings $24 $149 Q3 2010 Operating Earnings Margin $5 (millions) Detroit Edison Operating Earnings* Variance $165 Margin primarily driven by weather- normal sales in 2010 due to decoupling compared to colder than normal weather in Q3 2009O&M driven by continuous improvement, one-time cost reductions and lower uncollectible expenseHigher depreciation on increased asset base Other primarily driven by Q3 2009 property tax settlement O&M Depreciation ($3) Drivers ($10) Taxes and Other

MichCon Variance Analysis

MichCon Operating Earnings* Variance

(millions)


($23)
$12
$4
$1
($6)
Q3 2009 Operating Earnings
Margin
Depreciation
Other
Q3 2010 Operating Earnings

Drivers

- Margin driven by June 2010 rate order and lower lost gas expense partially offset by lower midstream revenues and conservation
- Lower depreciation rates in 2010
- Other primarily driven by favorable interest

* Reconciliation to GAAP reported earnings included in the appendix

12

DTE Energy Trading Reconciliation of Operating Earnings to Economic Net Income



(millions)
$0
$23
$23
YTD Sept 2010 Operating Earnings*
Accounting Adjustments**
YTD Sept 2010 Economic Net Income**
$73
($9)
$64
YTD Sept 2009 Operating Earnings
Accounting Adjustments
YTD Sept 2009 Economic Net Income

- 2010 has been a challenging year for the trading industry overall:
  - Oversupplied gas market
  - Significantly lower volatility and liquidity
  - Regulatory changes and uncertainty associated with financial reform
- 2010 accounting adjustments are driven by transactions where accounting income is recognized in future periods

*Reconciliation to GAAP reported earnings included in the appendix

** See appendix for definitions

13

14 OverviewThird Quarter 2010 Earnings ResultsCash Flow and Capital ExpendituresSummary

A strong balance sheet continues to be a key DTE Energy priorityLeverage and cash flow metrics within targeted rangesIn August, Detroit Edison priced a $300 million, 10 year bond offering at a coupon of 3.45%Successfully renewed $1.8 billion of bank credit lines in August 2010 15 Our Solid Balance Sheet Provides Financial Flexibility Leverage* Funds from Operations / Debt* (CHART) 53% 52% 50% - 52% (CHART) 22% 23% 22% - 24% *Debt excludes securitization, a portion of MichCon's short-term debt, and considers 50% of the trust preferreds as equity

16 YTD September 2010 Cash Flow DTE Energy Cash Flow* (billions) Drivers Strong year-to-date cash from operations; above average cash from operations in 2009Capital spending in 2010 primarily driven by higher non-utility spend and timing of utility projects$1.8 billion of available liquidity at September 30, 2010 * Includes securitization

17 2010 Capital Expenditures & Cash Flow Guidance Capital Expenditures (millions) Cash Flow Summary* (billions) * Includes securitization

18 OverviewThird Quarter 2010 Earnings ResultsCash Flow and Capital ExpendituresSummary

DTE Energy

Summary

Q3 operating EPS* of $0.96 driven by strong performance at our utilities and Power & Industrial Projects

Revised 2010 operating EPS guidance provides 9% growth at midpoint

- Solid performance at our utilities driven by constructive regulatory environment and intense focus on continuous improvement
- Diversity of non-utility segments helps support DTE's earnings growth

Balance sheet and cash flow metrics remain strong

- YTD cash from operations of $1.5 billion supports improved 2010 cash flow guidance

EEI conference presentation is November 2 at 8:15AM PDT with Gerry Anderson - President and CEO

19

* Reconciliation to GAAP reported earnings included in the appendix

20 Contact Us DTE Energy Investor Relationswww.dteenergy.com/investors313-235-8030

Appendix

DTE Energy Trading Reconciliation of Operating Earnings* to Economic Net Income

DTE Energy



(millions)
$0
$23
$23
YTD Sept 2010 Operating Earnings*
Accounting Adjustments**
YTD Sept 2010 Economic Net Income
$73
($9)
$64
YTD Sept 2009 Operating Earnings*
Accounting Adjustments**
YTD Sept 2009 Economic Net Income

- Economic net income equals economic gross margin*** minus O&M expenses and taxes.
- DTE Energy management uses economic net income as one of the performance measures for external communications with analysts and investors.
- Internally, DTE Energy uses economic net income as one of the measures to review performance against financial targets and budget.

Energy Trading Operating Earnings*
(millions, after-tax)

	YTD 2010	YTD 2009
Realized	$30	$61
Unrealized	11	56
O&M / Other	(41)	(44)
	$ 0	$73

* Reconciliation to GAAP reported earnings included in the appendix

** Consists of the income statement effect of not recognizing changes in the fair market value of certain non-derivative contracts including physical inventory and capacity contracts for transportation, transmission and storage. These contracts are not MTM, instead are recognized for accounting purposes on an accrual basis.

*** Economic gross margin is the change in net fair value of realized and unrealized purchase and sale contracts including certain non-derivative contract costs

22

(CHART) (CHART) (CHART) Net Production (Bcfe) Gross Producing Wells 186 Reserves (Bcfe) Acreage Position (000's Acres) Net Undeveloped Acres Net Developed Acres Barnett Shale Operating Metrics 16 Q3 2010 53 69 15 48 YE2009 63 Q3 2010 YE2009 169 5 2009A 5 23 (CHART) YE2009 YE2008 Probable(Unaudited) Proven 255 234 489 265 167 432 Continue to prudently manage and develop Barnett assets Invest $25 millionDrill 10 - 15 wells Produce 5 Bcfe netFocus on cost reduction & production optimization Drilled 11 wellsNet Production of 3.6 BcfeIncreased crude oil production Capital Expenditures $20 million 2010 YTD Results 2010 Goals 2010 Est.

24 YTD September 2010 Capital Expenditures DTE Energy Capital Expenditures (millions) Drivers MichCon capital lower due to completion of a pipeline expansion project in 2009Gas Storage & Pipelines primarily driven by Millennium equity contributionPower & Industrial primarily driven by higher spend on Reduced Emission Fuel and wood-waste conversion projects

25 Reconciliation of Full Year 2010 and Q3 2010 Reported to Operating Earnings Use of Operating Earnings Information - DTE Energy management believes that operating earnings provide a more meaningful representation of the company's earnings from ongoing operations and uses operating earnings as the primary performance measurement for external communications with analysts and investors. Internally, DTE Energy uses operating earnings to measure performance against budget and to report to the Board of Directors. In this presentation, DTE Energy provides 2010 guidance for operating earnings. It is likely that certain items that impact the company's 2010 reported results will be excluded from operating results. A reconciliation to the comparable 2010 reported earnings/net income guidance is not provided because it is not possible to provide a reliable forecast of specific line items. These items may fluctuate significantly from period to period and may have a significant impact on reported earnings.There were no reported to operating adjustments in Q3 2010

26 Use of Operating Earnings Information - DTE Energy management believes that operating earnings provide a more meaningful representation of the company's earnings from ongoing operations and uses operating earnings as the primary performance measurement for external communications with analysts and investors. Internally, DTE Energy uses operating earnings to measure performance against budget and to report to the Board of Directors. Reconciliation of YTD September 30, 2010 Reported to Operating Earnings * Deferral of previously expensed cost to achieve as allowed for in June 3, 2010 MPSC order (case - U-15985)

27 Use of Operating Earnings Information - DTE Energy management believes that operating earnings provide a more meaningful representation of the company's earnings from ongoing operations and uses operating earnings as the primary performance measurement for external communications with analysts and investors. Internally, DTE Energy uses operating earnings to measure performance against budget and to report to the Board of Directors. Reconciliation of Q3 2009 Reported to Operating Earnings

28 Use of Operating Earnings Information - DTE Energy management believes that operating earnings provide a more meaningful representation of the company's earnings from ongoing operations and uses operating earnings as the primary performance measurement for external communications with analysts and investors. Internally, DTE Energy uses operating earnings to measure performance against budget and to report to the Board of Directors. Reconciliation of YTD September 30, 2009 Reported to Operating Earnings